VYTERIS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2010

	Vyteris, Inc.	MediSync BioServices Inc.	Pro forma Adjustments		Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$402,845	$10,274	$-		$413,119
Accounts receivable	-	32,406	-		32,406
Other receivable	945,930	-	-		945,930
Other current assets	123,831	-	-		123,831
Total current assets	1,472,606	42,680	-		1,515,286

Debt issuance costs, net	1,989,275	-	-		1,989,275
Property and equipment, net	25,497	19,407	-		44,904
Other assets	287,702	-	-		287,702
Goodwill	-	-	7,788,868	a	7,788,868

TOTAL ASSETS	$3,775,080	$62,087	$7,788,868		$11,626,035

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current liabilities:
Accounts payable	$2,188,012	$4,849	$-		$2,192,861
Fair value of derivative financial instruments	9,835,764	-	-		10,232,864
Accrued expenses and other	3,848,867	1,398,469	(819,447)	b	4,427,889
Notes payable	-	53,000	-		53,000
Senior subordinated convertible promissory notes, net	-	1,354,005	(1,354,005)	b	-
Note payable from acquisition of assets	-	43,000	-		43,000
Total current liabilities	15,872,643	2,853,323	(2,173,452)		16,949,614

Promissory note due to a related party	1,750,000	-	-		1,750,000
Senior subordinated convertible promissory notes, net	48,293	-	-		48,293
Deferred revenue	721,237	-	-		721,237
Convertible note payable	500,000	-	-		500,000
Total liabilities	18,892,173	2,853,323	(2,173,452)		19,969,144

Commitments and contingencies

Stockholders’ (deficit):
Common stock,	1,034,753	299	(299)	c	1,034,753
			387,244	d	387,244
Additional paid-in capital	208,726,752	29,412	(29,412)	c	208,726,752
			6,066,827	d	6,066,827
			717,013	e	319,913
Accumulated deficit	(224,878,598)	(2,820,947)	2,820,947	c	(224,878,598)
Total stockholders’ (deficit)	(15,117,093)	(2,791,236)	9,962,320		(8,343,109)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$3,775,080	$62,087	$7,788,868		$11,626,035

See accompanying notes to pro forma condensed combined financial statements

VYTERIS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

	Vyteris, Inc.	MediSync BioServices Inc.	Pro forma Adjustments		Pro forma
Revenues	$117,792	$122,195	$-		$239,987

Cost of sales	-	115,860	-		115,860

Gross profit	117,792	6,335	-		124,127

Costs and expenses:
Research and development	2,615,174	-	-		2,615,174
General and administrative	4,794,135	1,398,191	100,000	f	6,292,326
Total costs and expenses	7,409,309	1,398,191	100,000		8,907,500

Loss from operations	(7,291,517)	(1,391,856)	(100,000)		(8,783,373)

Interest (income) expense:
Interest income	(1,623)	-	-		(1,623)
Interest expense	169,085	161,406	(155,746)	b	174,745
Non-cash interest expense for warrants issued	3,725,762				3,725,762
Total interest expense (income), net	3,893,224	161,406	(155,746)		3,898,884

Other (Income) Expenses
Qualified therapeutic research and development grant	(488,959)	-	-		(488,959)
Increase in fair values of derivative financial instruments	273,567	-	-		273,567
Total other expenses	(215,392)	-	-		(215,392)

Loss before benefit from income taxes	(10,969,349)	(1,553,262)	55,746		(12,466,865)

Sale of State of New Jersey net operating losses	421,972	-	-		421,972

Net loss	$(10,547,377)	$(1,553,262)	$55,746		$(12,044,893)

Net Loss per Common Share:

Basic and diluted loss per share	$(0.16)				$(0.13)

Common shares outstanding		2,989,805	(2,989,805)	c

Weighted average common shares outstanding	64,392,135		25,816,283	d	90,208,418

See accompanying notes to pro forma condensed combined financial statements

VYTERIS, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements included herein have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading. The Vyteris, Inc. December 31, 2010 financial statement report includes an explanatory paragraph that Vyteris, Inc. does not currently have sufficient funds to operate its business, which raises substantial doubt as to its ability to continue as a going concern,

The statements contained in this section may be deemed to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such statements are intended to be covered by the safe harbor to “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by the words “believe,” “expect, “anticipate,” “intend,” “estimate” and similar expressions. These forward-looking statements are based largely on management’s expectations and are subject to a number of uncertainties. Actual results could differ materially from these forward-looking statements. Vyteris, Inc. does not undertake any obligation to update publicly or revise any forward-looking statements.

(A.)  BASIS OF PRESENTATION
The accompanying unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting.   Under this method of accounting, the purchase consideration is allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values.  For purposes of the unaudited pro forma condensed combined financial statements, the fair values were established based on the final closing price of Vyteris' (parent company) common stock on April 6, 2011.

The unaudited condensed combined pro forma balance sheet is presented to give effect to the acquisition of MediSync as if it had occurred on December 31, 2010. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 is presented to give effect to the acquisition of MediSync, as if it occurred on January 1, 2010.  This pro forma information is based on, derived from, and should be read in conjunction with, the historical consolidated financial statements of Vyteris, Inc. for the year ended December 31, 2010, included in its Annual Report on Form 10-K filed on April 15, 2011, and the historical financial statements of MediSync for the year ended December 31, 2010, which are included elsewhere in this document. We have not adjusted the historical financial statements of either entity for any costs recognized during the year that may be considered to be nonrecurring.

The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only. They do not purport to represent what Vyteris’ consolidated results of operations and financial position would have been had the transaction actually occurred as of the dates indicated, and they do not purport to project Vyteris’ future consolidated results of operations or financial position.

The actual adjustments to our consolidated financial statements upon of the acquisition of MediSync will depend on a number of factors, including additional information that becomes available.  Therefore, the actual adjustments may differ from the unaudited pro forma adjustments, and such differences may be material.

The process for estimating the fair values of identifiable intangible assets, and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows, developing appropriate discount rates, and estimating the costs, timing and probability of success to complete contracts under negotiation. Transaction costs are not included as a component of consideration transferred. The purchase price allocation is subject to finalization of Vyteris’ analysis of the fair value of the assets and liabilities of MediSync as of the effective date of the acquisition. Accordingly, the purchase price allocation in the unaudited pro forma condensed combined financial statements presented above is preliminary and may be adjusted upon completion of the final valuation. Such adjustments could be material. The final valuation is expected to be completed as soon as practicable but no later than one year after the consummation of the acquisition.

VYTERIS, INC.
NOTES TO UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL STATEMENTS

For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed as reflected in the unaudited pro forma condensed combined financial statements, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, Vyteris may be required to value assets at fair value measures that do not reflect Vyteris’ intended use of those assets. Use of different estimates and judgments could yield different results.

(B.) CONSIDERATION
Under the terms of the acquisition, Vyteris issued an aggregate of 25,816,283 shares of its common stock in consideration for 100% of the issued and outstanding shares, convertible notes, and other indebtedness, of MediSync. Based on a closing price of Vyteris' common stock of $0.25 on April 6, 2011, the preliminary aggregate purchase price was approximately $6,454,071 for the common stock portion of the merger consideration.  Additionally, in connection with the acquisition, warrants and options outstanding to purchase MediSync common stock were replaced with options and warrants to purchase Vyteris common stock, based on the terms of the acquisition agreement.  Accordingly, 2,090,000 and 1,683,750 replacement warrants and options were issued, respectively.  The fair value of the Vyteris warrants and options that related to pre-combination service provided by employees, and investment finders, of MediSync is $717,013 which represents the fair value of such instruments based on the following assumptions used in the Black-Scholes model:

•
A closing price of Vyteris' common stock of $0.25 on April 6, 2011, the preliminary aggregate purchase price was approximately $6,454,071.  Based upon the fact that Vyteris’ common stock is publicly traded, the fair value of the April 6, 2011 consideration using the unadjusted quoted market price for Vyteris’ common stock was deemed to be representative of the current market value.

•
The fair value of stock-based awards was estimated using the Black-Scholes-Merton model, the case of awards with market or performance based conditions, the binomial model with the following weighted-average assumptions for stock options as of April 6, 2011: (i) per share closing stock price of $0.25; (ii) expected holding period (in years) – 5; (iii) risk free interest rate – 1.95%; (iv) dividend yield – 0%; (v) calculation of per share fair value of options and warrants granted - $0.19; (vi) expected volatility – 91.86%; and (vii) option forfeiture rate – 14.4%.

The preliminary estimated total purchase price of the acquisition is as follows:

Fair value of Vyteris common stock issued	$6,454,071
Fair value of Vyteris warrants and options	717,013
Total preliminary estimated purchase price	$7,171,084

The purchase price consisted of the following:

•	To the holders of MediSync Common Stock, five (5) shares of Vyteris Common Stock for each share of MediSync Common Stock.

•	To the holders of convertible notes and other indebtedness of MediSync, five (5) shares of Vyteris Common Stock for each $1.00 of MediSync debt.

•
To the holders of MediSync warrants, warrants to purchase five (5) shares of Vyteris Common Stock, at a $0.20 exercise price, for each warrant to purchase (i) a share of MediSync Common Stock and (ii) $1 of convertible note issued by MediSync.

•	To the holders of MediSync options, options to purchase five (5) shares of Vyteris Common Stock for each option to purchase a share of MediSync Common Stock.

VYTERIS, INC.
NOTES TO UNAUDITED PRO FORMA  (CONTINUED)
CONDENSED COMBINED FINANCIAL STATEMENTS

Under the acquisition method of accounting, the total estimated purchase price is allocated to MediSync's net tangible and intangible assets based on their estimated fair values at the date of the completion of the acquisition.  When these transactions are completed, Vyteris will account for these transactions in accordance with Accounting Standards Codification 805-10 (“ASC 805-10”). ASC 805-10 provides guidance for recognizing and measuring identifiable assets and goodwill acquired, liabilities assumed, and any non-controlling interest in the acquiree.  ASC 805-10 also requires that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can be reasonably estimated. If the fair value of an asset or liability cannot be determined, the asset or liability that arises from a contingency, the asset or liability would be recognized in accordance with Accounting Standards Codification 30-1 (“ASC 30-1”) and if the fair value is not determinable no asset or liability would be recognized. For the purposes of preparing these unaudited pro forma condensed combined financial statements, we have established an estimated fair value of the equities being offered in this transaction as of April 6, 2011. The preliminary purchase price allocation is based on management’s estimate of acquired tangible and intangible assets and will be adjusted based on the final valuation to be completed within one year from the acquisition date. The excess of the total purchase price over the fair value of the net assets acquired has preliminarily been allocated to goodwill.   Goodwill is recorded as an indefinite lived intangible asset and is not amortized.  Goodwill is subject to periodic impairment reviews.  Impairments, if any would be charged to the P&L as expense.

The following table summarizes the preliminary allocation of the purchase price:
Assets:
Current assets	$42,680
Property and equipment and Other	19,407
Goodwill	7,788,868
Total Assets Acquired	$7,850,955

Liabilities:
Current liabilities	$679,871
Total Liabilities Assumed	$679,871

Net Assets Acquired	$7,171,084

Total preliminary estimated purchase price	$7,171,084

 (C.) DETAILS OF THE PRO FORMA ADJUSTMENTS ARE AS FOLLOWS:

a.
To record the excess of the purchase price over the net tangible and intangible assets, or goodwill.  Based on our preliminary evaluation, there are no definitive live intangible assets.  Goodwill is an indefinite (lived) asset and will be tested for impairment, at least annually.  Any impairment of goodwill will be expensed.  Goodwill impairment expense will be a non-cash charge.

b.
To eliminate the convertible notes, related interest, and other indebtedness, converted into 10,867,258 shares of Vyteris’ common stock.  The 10,867,258 shares of Vyteris’ common stock are included in total amount of shares exchanged to consummate the acquisition.

c.	To eliminate MediSync's historical shareholders' equity accounts.
d.	To record the fair value of 25,816,283 shares of Vyteris’ common stock exchanged in the acquisition.

e.
To record the fair value of the Vyteris’ options, which replace pre-acquisition service options of MediSync’s related to services provided by employees of $319,913, and to record the fair value of the Vyteris’ warrants, which replace pre-acquisition options of MediSync’s related to services provided by investment finders of $397,100.

f.	To record the estimated transaction costs.